UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2013

CEVA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-49842	77-0556376
(Commission File Number)	(I.R.S. Employer Identification No.)

1943 Landings Dr. Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

650/417-7900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 11, 2013, CEVA, Inc. (the “Company”) held its annual meeting of stockholders, at which the Company’s stockholders approved the following three proposals. The proposals are described in detail in the proxy statement for the annual meeting that the Company filed with the Securities and Exchange Commission on April 29, 2013.

Proposal 1: Election of Directors

The following directors were elected at the meeting to serve for a one-year term until the 2014 annual meeting of stockholders:

Name	Votes For	Votes Withheld	Broker Non-Vote
Eliyahu Ayalon	14,003,947	427,234	2,732,065
Zvi Limon	11,609,732	2,821,449	2,732,065
Bruce A. Mann	11,725,145	2,706,036	2,732,065
Peter McManamon	14,258,421	172,760	2,732,065
Sven-Christer Nilsson	11,439,125	2,992,056	2,732,065
Louis Silver	11,370,945	3,060,236	2,732,065
Dan Tocatly	14,095,082	336,099	2,732,065
Gideon Wertheizer	14,071,457	359,724	2,732,065

Proposal 2: Ratification of Appointment of Independent Auditors

The selection of Kost Forer Gabby & Kassierer, a member of Ernst & Young Global, as independent auditors of the company for the fiscal year ending December 31, 2013, was ratified as follows:

For 14,761,922	Against 2,315,499	Abstained 85,825	Broker Non-Vote 0

Proposal 3: Compensation of the Named Executive Officers

Advisory vote to approve the Company’s named executive officer compensation was approved as follows:

For 13,968,774	Against 375,637	Abstained 86,770	Broker Non-Vote 2,732,065

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: June 12, 2013	By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer